EXHIBIT 11

                     Micro Warehouse, Inc. and Subsidiaries
                 Statement Re Computation of Per Share Earnings
                     (in thousands, except per share data)

                                                          PRIMARY
                                             -----------------------------------
                                                         YEAR ENDED
                                             -----------------------------------
                                             December     December     December
                                             31, 1996     31, 1995     31, 1994
                                             --------     --------     --------
Net Income
Income before extraordinary charge            $16,882      $35,244      $24,556
Extraordinary loss on early
  extinguishment of debt                        1,584         --           --
                                              -------      -------      -------
Net income                                    $15,298      $35,244      $24,556
                                              =======      =======      =======
Shares
Weighted average common shares outstanding     34,310       32,579       29,847
Common equivalent shares                          483        1,026          713
                                              -------      -------      -------
Weighted average common and common
equivalent shares outstanding                  34,793       33,605       30,560
                                              =======      =======      =======
Per Share
Income before extraordinary charge            $  0.49      $  1.05      $  0.80
Extraordinary loss on early
  extinguishment of debt                         0.05         --           --
                                              -------      -------      -------
Net income                                    $  0.44      $  1.05      $  0.80
                                              =======      =======      =======

                                                       FULLY DILUTED
                                             -----------------------------------
                                                         YEAR ENDED
                                             -----------------------------------
                                             December     December     December
                                             31, 1996     31, 1995     31, 1994
                                             --------     --------     --------
Net Income
Income before extraordinary charge            $16,882      $35,244      $24,556
Extraordinary loss on early
  extinguishment of debt                        1,584         --           --
                                              -------      -------      -------
Net income                                    $15,298      $35,244      $24,556
                                              =======      =======      =======
Shares
Weighted average common shares outstanding     34,310       32,579       29,847
Common equivalent shares                          481        1,053          745
                                              -------      -------      -------
Weighted average common and common
  equivalent shares outstanding                34,791       33,632       30,592
                                              =======      =======      =======
Per share
Income before extraordinary charge            $  0.49      $  1.05      $  0.80
Extraordinary loss on early
  extinguishment of debt                      $  0.05         --           --
                                              -------      -------      -------
Net income                                    $  0.44      $  1.05      $  0.80
                                              =======      =======      =======